UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 21, 2013

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

760 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2013, SBT Bancorp, Inc.’s primary subsidiary, The Simsbury Bank & Trust Company (the “Bank”), entered into a Split Dollar Life Insurance Agreement (the “Agreement”) with Anthony F. Bisceglio, Executive Vice President, Treasurer and Chief Financial Officer of the Bank and SBT Bancorp, Inc.

The Agreement provides for the division of death proceeds under certain life insurance policies owned by the Bank on the life of Mr. Bisceglio with Mr. Bisceglio’s designated beneficiary.  The Bank has the right to exercise all incidents of ownership of the life insurance policies and may terminate such policies without the consent of Mr. Bisceglio.  Under the Agreement, if Mr. Bisceglio passes away prior to termination of his employment with the Bank, Mr. Bisceglio’s designated beneficiary will be entitled to a benefit of $100,000.  In no event, however, will the benefit exceed the total death proceeds of the life insurance policies minus the greater of (i) such policies’ cash surrender value or (ii) the aggregate premiums paid by the Bank for such policies.  Since Mr. Bisceglio has reached the age of 65, his beneficiary will not be entitled to any benefits if Mr. Bisceglio’s employment is terminated following a change in control of the Bank and he subsequently passes away.  Mr. Bisceglio’s rights under the Agreement will terminate if he is subject to a final removal or prohibition order issued by an appropriate federal banking agency.  In addition, no benefits will be paid if Mr. Bisceglio commits suicide within two years of March 21, 2013 or if the insurance company denies coverage for any reason, provided, however, that the Bank will evaluate the reasons for denial and, upon advice of legal counsel and in its sole discretion, consider judicially challenging such denial.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

10.1	Split Dollar Life Insurance Agreement, dated as of March 21, 2013, by and between The Simsbury Bank & Trust Company and Anthony F. Bisceglio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

By:	/s/ Martin J. Geitz
Title: President and Chief Executive Officer

Date:  March 25, 2013

Exhibit Index

Exhibit No.	Description

10.1	Split Dollar Life Insurance Agreement, dated as of March 21, 2013, by and between The Simsbury Bank & Trust Company and Anthony F. Bisceglio